UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 20, 2007
Date of Report
(Date of earliest event reported)

SYNTHETECH, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321
(Address of principal executive offices) (Zip Code)

(541) 967-6575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 20, 2007, a Separation Agreement and General Release (the "Separation Agreement") became effective between Synthetech, Inc. and Joel D. Melka, whose employment as Synthetech's Vice President of Operations terminated as of October 31, 2007.

Under the Separation Agreement, Synthetech will (a) pay to Mr. Melka the monthly amount of $11,666.67 for six months, commencing November 30, 2007 and provided that Mr. Melka does not breach his obligations under the Separation Agreement, and (b) pay for the continuation of Mr. Melka's health insurance coverage under Synthetech's health insurance plan pursuant to COBRA until the earlier of May 1, 2008 or the first date Mr. Melka is covered under another health insurance plan or program.

Pursuant to the Separation Agreement, Mr. Melka has released Synthetech from all claims he may have against Synthetech and has agreed to provide reasonable transition assistance to Synthetech as may be requested from time to time.

A copy of the Separation Agreement is filed as an exhibit to this Form 8-K and is incorporated into this Item 5.02 by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release dated as of November 20, 2007, between Synthetech, Inc. and Joel D. Melka

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2007	By:	/s/ Gary Weber
Gary Weber
Vice President Finance and Administration and Chief Financial Officer